CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

Perma-Fix Environmental Services, Inc.
Gainesville, Florida

We hereby consent to the incorporation by reference of our report dated March 9,2001, relating to the consolidated financial statements and schedule of Perma-Fix Environmental Services, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, into the Company's previously filed Forms S-3 and S-8 Registration Statements, File Numbers 33-85118 (S-3), 333-14513 (S-3), 333-43149 (S-3), 33-80580 (S-8), 333-3664 (S-8), 333-17899 (S-8) and 333-25835 (S-8).

/s/ BDO Seidman, LLP
BDO Seidman, LLP
Chicago, Illinois
March 29, 2001